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                                                                   Exhibit 10(k)

                   MANAGING DIRECTOR SUPPLEMENTAL AGREEMENT

between

                               H.B. Fuller GmbH
                           An der Roten Bleiche 2-3
                               D-21335, Luneburg

- hereinafter called the "Company" -

represented by its shareholder

                              H.B. Fuller Company
which is represented by

                              Mr. Walter Kissling

and

                              Mr. Wolfgang Weber
                            Ernst-Braune-Strasse 33
                               D-21339 Luneburg

- hereinafter called the "Managing Director" -

1. This Supplemental Agreement modifies that certain Managing Director Agreement (the "Agreement") dated March 23, 1990, and the Supplemental Agreement dated October 3, 1993.

2.   Mr. Weber remains a director of the H.B. Fuller GmbH.

3. The extended expatriate assignment of Mr. Weber to St. Paul, Minnesota, ends on December 31, 1995.

     Mr. Weber remains Sr. Vice President Technology and Worldwide Systems and will be based in Luneburg/Germany.

4.   The responsibilities of Area Manager of H.B. Fuller GmbH as set forth in section 1.2 of the "Agreement" will be substituted by the responsibilities described in the paragraphs 5 - 8 of this Supplemental Agreement.

5. As Sr. Vice President Technology and Worldwide Systems (TWS) Mr. Weber is responsible for establishing and implementing worldwide manufacturing policies, procedures and programs with an emphasis on optimizing worldwide manufacturing through adequate direction, policies, procedures and programs. His focus is on new manufacturing technology and long-range planning for manufacturing functions, plant consolidations/expansions and appropriate site selection as well as evaluation of acquisitions specific to the quality of manufacturing assets and production processes.

6. As Sr. Vice President Technology and Worldwide Systems (TWS) Mr. Weber is also responsible for all aspects of worldwide quality programs (ISO 9000), developing innovative programs to focus employees on improving quality in a TQM direction.

7. As Sr. Vice President Technology and Worldwide Systems (TWS) Mr. Weber is also responsible for marketing, purchasing as it relates to the strategy for the top ten suppliers and the top product lines, and establishing, directing and implementing policies and procedures that control Fuller's long-term procurement and cost advantage of raw material.

8. As Sr. Vice President Technology and Worldwide Systems (TWS) Mr. Weber is also a member of the CTC thus actively engaged in Technology transfer sourcing and prioritization.

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9.   Mr. Weber reports to the Sr. Vice President Operations.

10. Mr. Weber's "Agreement" will remain in force besides the exceptions stated in this Supplemental Agreement.

Date:

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    H.B. Fuller GmbH                          Wolfgang Weber

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